BUSINESS CONSULTING AND SERVICES AGREEMENT

     This Business Consulting and Services Agreement (hereinafter the "Agreement") is made and entered into this 16 th day of December, 2004, by and between PMS SA, a company located at 11485 OAKHURST RD., Largo, FL 33774 (hereinafter "Consultant"), and STEM CELL THERAPY INTERNATIONAL CORP residing at 2203 N. Lois Ave. Suite # 929, Tampa, FL 33607 ( hereinafter "Principal").

     RECITALS

     WHEREAS, Consultant is in the business of providing technical, advisory, financial, marketing and strategic business consulting services, has substantial desirable business contacts and relationships, and desires to make available to Principal such contacts and services pursuant to the terms and conditions of this Agreement; and

     WHEREAS, Principal desires to engage the services of Consultant to perform such business consulting, financial and advisory services as set forth herein, is in need of such services, and is able to pay for same.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other good and valid consideration, the adequacy and receipt of which is hereby acknowledged, the parties agree to be legally bound as follows:

     Recitals. The recitals set forth above are true and correct, and are incorporated herein by reference.

2. Engagement. Principal hereby engages Consultant to render the business consulting and advisory services set forth in Paragraph 3 of this Agreement. Consultant hereby accepts the engagement and agrees to use its best efforts to perform the duties and services on behalf of Principal.

3. Nature of Services and Duties. Consultant shall make itself available to consult with Principal concerning all matters pertaining to the administration of Principal's business interests and activities, including, generally, all issues of concern or import in the ongoing growth, development and related business affairs of the Principal may be brought to the attention of Consultant by Principal. Consultant shall provide in an ongoing manner:

          a. Consultant advice with respect to an analysis of the ongoing business activities or ventures of the Principal as well as analyses of business opportunities as may be contemplated by Principal or as may arise in the course of this Agreement;


          b. Assistance in procuring administrative services, if any, for the benefit of Principal as may be requested by Principal in reference to the Principal's operations, including but not limited to review of financial records and all matters of marketing, business planning, and business networking;

4. Limitation on Consultant's Services. Consultant is not and does not purport to be engaged in the provision of legal or brokerage services and does not engage in the practice of law or promotion of securities. Consultant is not an attorney, accountant or broker, and Consultant does not maintain attorneys as staff or employees. In the course of providing the services contemplated herein, Consultant shall not provide to Principal any form of interpretation or advice concerning U.S. federal or state securities laws, rules, or regulations. Principal is responsible for retaining independent legal counsel and accountants as necessary.

5. Compensation. Principal shall pay to Consultant, as compensation for all such services provided pursuant to Paragraph 3 herein above, and for other services reasonably related to such matters as authorized by Principal, for 3-year period, in the amount of 1,000,000 ( One Million Shares of SCTI common stocks) under SEC rule 144 payable upon execution of this Agreement, which the parties acknowledge to be fair and reasonable compensation for all services provided and to be provided hereunder. Payment as follow:

     1st  year stock:     500,000  shares at $0.001/ share
     2nd  year stock :     250,000  shares at $0.003/ share
     3rd  year stock :     250,000  shares at $0.005/ share

6.     Representations of Principal.

          a. Principal agrees to provide Consultant such financial, business and other material and information about Principal as Consultant may request and any additional information which Consultant considers to be material or necessary for Consultant's performance under this Agreement.
          b. Principal will not circumvent Consultant or this Agreement either directly or indirectly nor will it interfere with, impair, delay, or cause Consultant to perform work not described in this Agreement.

          c. Principal represents, warrants and covenants that Principal will cooperate in a prompt and professional manner with Consultant in the performance of this Agreement.

7. Representations by Consultant. Consultant represents, warrants and covenants that Consultant will cooperate in a prompt and professional manner with Principal and Principals attorneys, accountants and agents in the performance of this Agreement.

8. Costs, Expenses and Assistants of Consultant. Consultant, subject to approval of the Principal, where necessary and reasonable, shall seek out and utilize the assistance and services of other persons, companies, or firms to properly perform the duties and obligations required under this Agreement, and Consultant shall by directly reimbursed by Principal for such assistance. Notwithstanding the above, all costs and expenses reasonably incurred by Consultant in pursuit of services provided to Principal hereunder shall be approved by Principal and shall be chargeable directly to Principal via monthly invoices of Consultant. No individual cost item in the amount of $10 or greater shall be incurred by Consultant without prior consent of Principal, and in no event shall Principal be required to reimburse Consultant for any such cost item that has not been pre-approved by Principal.

9. Term. This Agreement shall be for a term of three years, commencing upon the date of execution by both parties hereto, unless otherwise renewed by the parties mutually in writing. This Agreement shall automatically terminate upon the dissolution, bankruptcy or insolvency of either party hereto.

10.     Relationship of Parties.   The parties hereby acknowledge the Consultant
is an independent contractor of Principal and is not authorized to act on behalf of Principal as its agent, except as may be specifically agreed otherwise. Consultant shall have full control over the manner in which its services are rendered hereunder. Nothing in this Agreement or the course of conduct between the parties shall be deemed to constitute an employment, agency, joint venture, partnership or any other type of relationship between the parties other than the independent contractor status established hereby. Consultant shall not have the right or power to bind Principal to any contracts or agreements with any third party, nor shall Consultant have the right or power to direct any operations of the Principal not authorized specifically by Principal. The relationship created by this Agreement is that of a contract for services.

11.     Limited Liability; Indemnification.

          a. With regard to services to be performed by Consultant pursuant to the terms of this Agreement, Consultant shall not be liable to the Principal, nor to any one who may claim any right due to any relationship with the Principal, for any acts or omissions in the performance of services on the part of the Consultant or on the part of the agents or employees of the Consultant, except when said acts or omissions of the Consultant are due to its willfulness or intentional misconduct. Principal shall defend, indemnify and hold Consultant and its assigns, attorneys, accountants, employees, officers, and directors harmless from and against all losses, liabilities, judgments, damages, claims, demands, actions, proceedings, suits, costs, and expenses, presently or in the future, arising from or pertaining to the services rendered to the Principal pursuant to this Agreement, except when the same shall arise due to the willful misconduct of Consultant.
12.     Non-exclusivity of Agreement.   Principal acknowledges and agrees that
Consultant provides ongoing consulting services to a variety of clientele, and Consultant shall not, by the terms of this Agreement, be bound, prevented or barred in anyway from rendering services of the same nature as contemplated herein to existing and future clientele.

13. Waiver, Modification and Cancellation; Writing Required. This Agreement may not be modified, amended or canceled except by a mutual agreement by an instrument in writing duly executed by the parties hereto. No waiver of compliance with any provision or condition hereof and no consent provided for herein shall be effective unless evidenced by an instrument in writing duly executed by the party hereto sought to be charged with such waiver or consent.

14. Severability. The invalidity or unenforceability of any particular provisions hereof shall not effect the remaining portions or provisions of this Agreement, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

15. Venue. The parties hereto understand and agree that venue shall be had, and is mandatory, in Hillsborough County, Florida, to the exclusion of all other places of venue, for all matters which may arise under this Agreement.

16. Governing Law. This Agreement is governed solely and exclusively by the laws of the State of Florida.

17. Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the matters contemplated hereby, and this Agreement supercedes any and all prior understandings and written and oral agreements between the parties with respect to the subject matter hereof.

18. Authority to Enter into Agreement. Any individual executing this Agreement on behalf of a corporate entity represents that they are duly authorized by such entity to enter into said Agreement, and that their acts are binding upon the entity which they represent.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth above.

"Principal"                         "Consultant"

By:                              By :
_______________________          _________________________
Chairman and CEO                    PMS SA